CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the use, in the Amendment Number 2 to Form SB-2 filed on February 9, 2004, for Monaco Group Inc., of our report dated October 13, 2003 relating to the September 30, 2003 financial statements of Monaco Group Inc., which appears in such Form.





"Amisano Hanson"
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Amisano Hanson, Chartered Accountants

Vancouver, BC, Canada
February 9, 2004